SUNBEAM CORPORATION

                     OFFER TO EXCHANGE COMMON STOCK AND
               11% SENIOR SECURED SUBORDINATED NOTES DUE 2011
                       FOR ALL ISSUED AND OUTSTANDING
      ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2018


To:   BROKERS, DEALERS, COMMERCIAL BANKS,
          TRUST COMPANIES AND OTHER NOMINEES:

      Sunbeam Corporation ("Sunbeam") is offering, subject to the terms and conditions set forth in the Offering Circular, dated July 11, 2000 (the "Offering Circular"), relating to the offer (the "Exchange Offer") of Sunbeam to exchange up to 34,238,000 shares of common stock, par value $.01 per share, of Sunbeam and an aggregate principal amount at maturity of up to $348,422,000 of Sunbeam's 11% Senior Secured Subordinated Notes due 2011 for up to all of Sunbeam's issued and outstanding Zero Coupon Convertible Senior Subordinated Debentures due 2018 (the "Zero Debentures").

      We are requesting that you contact your clients for whom you hold Zero Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Zero Debentures registered in your name or in the name of your nominee, or who hold Zero Debentures registered in their own names, we are enclosing the following documents:

      1. The Offering Circular;

      2. A separate volume containing Sunbeam's 1999 Annual Report on Form 10-K, First Quarter 2000 Quarterly Report on Form 10-Q and 2000 Annual Meeting Proxy Statement;

      3. The Letter of Transmittal for your use and for the information of your clients;

      4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (a) certificates for the Zero Debentures are not immediately available, (b) time will not permit the certificates for the Zero Debentures or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer;

      5. A form of letter which may be sent to your clients for whose account you hold Zero Debentures registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with respect to the Exchange Offer;

      6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      7. Return envelopes addressed to American Stock Transfer & Trust Company, the Exchange Agent for the Exchange Offer.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 7, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ZERO DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE OR AT ANY TIME AFTER SEPTEMBER 5, 2000 IF SUNBEAM HAS NOT ACCEPTED THE TENDERED ZERO DEBENTURES FOR EXCHANGE BY THAT DATE.

      Unless a holder of the Zero Debentures complies with the procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

      o tender the Zero Debentures by sending the certificates for the Zero Debentures, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to American Stock Transfer & Trust Company, as Exchange Agent, at one of the addresses listed in the Offering Circular under the caption "The Exchange Offer - Exchange Agent"; or

      o tender the Zero Debentures by using the book-entry procedures described in the Offering Circular under the caption "The Exchange Offer - Book Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message instead of the Letter of Transmittal, to the Exchange Agent.

In order for a book-entry transfer to constitute a valid tender of Zero Debentures in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Zero Debentures into the Exchange Agent's account at The Depository Trust Company prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Zero Debentures that the holder has received and has agreed to be bound by the Letter of Transmittal.

      If a registered holder of Zero Debentures wishes to tender the Zero Debentures in the Exchange Offer, but (a) the certificates for the Zero Debentures are not immediately available, (b) time will not permit the certificates for the Zero Debentures or other required documents to reach the Exchange Agent before the Expiration Date, or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Zero Debentures may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

      Sunbeam will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Zero Debentures held by them as nominee or in a fiduciary capacity. Sunbeam will pay or cause to be paid all stock transfer taxes applicable to the exchange of Zero Debentures in the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to American Stock Transfer & Trust Company, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal or MacKenzie Partners, Inc., the Information Agent for the Exchange Offer, at the address and telephone numbers set forth in the Offering Circular.

                                    Very truly yours,

                                    SUNBEAM CORPORATION

      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF SUNBEAM OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.


Enclosures